Exhibit (n)(4)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of Sound Point Meridian Capital, Inc. of our report dated May 29, 2025, except for the Senior Securities Table in Note 14 to the financial statements, as to which the date is June 24, 2025, relating to the financial statements of Sound Point Meridian Capital, Inc. which appears in such Registration Statement.

/s/PricewaterhouseCoopers LLP
New York, New York
June 24, 2025